LIMITED POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby makes, constitutes and appoints Sasha
Keough, Karen Narolewski-Engel, and James Macadam, and each of them singly, as the undersigned's
true and lawful attorneys-in-fact with full power and authority as hereinafter described to:

1. execute for and on behalf of the undersigned, (i) Forms 3, 4, and 5
(including amendments
thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended
(the "Exchange Act"), and the rules thereunder, (ii) Form 144 in accordance with
Rule 144 under
the Securities Act of 1933, as amended (the "Securities Act"), and (iii)
Schedules 13D and 13G
(including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act
and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5 (including amendments thereto), Form
144, or Schedule 13D or 13G (including amendments thereto) and timely file such form with the
United States Securities and Exchange Commission (the "SEC") and any stock exchange or
similar authority, including, but not limited to, executing a Form ID or Update
Passphrase request
for and on behalf of the undersigned and filing such applications with the SEC;
and

3. take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required
by, the undersigned, it being understood that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and
shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
fact's discretion.

       The undersigned hereby grants to each attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise
of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned
might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all the acts such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers
herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities
to comply with Sections 13 or 16 of the Exchange Act or Rule 144 under the
Securities Act.

       This Limited Power of Attorney shall remain in full force and effect until the undersigned is no
longer required to file Forms 3, 4, and 5 (including amendments thereto), Form
144, and Schedules 13D
and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in
securities, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing
attorneys-in-fact.  In addition, at such time as any attorney-in-fact resigns as attorney-in-fact by the
execution of a written resignation delivered to the undersigned, without any action on the part of the
undersigned, this Limited Power of Attorney shall be partially revoked solely with respect to such
individual; such individual shall cease to be an attorney-in-fact under this
Limited Power of Attorney; and
the authority of the other attorneys-in-fact then existing hereunder shall remain in full force and effect.

[Signature page follows]

       IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be
executed as of this 3rd day of December, 2022.

         /s/Jill Carroll
            Jill Carroll